Exhibit 10.13

NII HOLDINGS, INC.

Restricted Stock Award Agreement

(Directors)

THIS AGREEMENT, dated as of the 24th day of April, 2012, between NII Holdings, Inc., a Virginia corporation (the “Company”), and [DIRECTOR NAME] (“Participant”), is made pursuant to and subject to the provisions of the NII Holdings, Inc. 2004 Incentive Compensation Plan and any successor plan (the “Plan”). All terms that are used herein that are defined in the Plan shall have the same meaning given them in the Plan.

1.    Award of Stock. Pursuant to the Plan, the Company, on April 24, 2012 (the “Award Date”), awarded Participant XX shares of Common Stock (“Restricted Stock”), subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth herein.

2.    Restrictions. Except as provided in this Agreement, the Restricted Stock is nontransferable and is subject to a substantial risk of forfeiture.

3.    Vesting. Subject to paragraphs 4 and 5 below, Participant's interest in the shares of Restricted Stock shall be transferable and nonforfeitable (“Vested”) as follows: thirty three and one third percent (33 1/3%) of the shares of Restricted Stock shall become Vested as of the first anniversary of the Award Date, an additional thirty three and one third percent (33 1/3%) of the shares of Restricted Stock shall become Vested as of the second anniversary of the Award Date, and the remaining thirty three and one third percent (33 1/3%) of the shares of Restricted Stock shall become Vested as of the third anniversary of the Award Date. Any shares that have not previously become Vested or forfeited, shall become Vested as of the date of a Change in Control (as defined in the Plan).

4.    Death or Disability. Paragraph 3 to the contrary notwithstanding, if Participant dies or becomes permanently and totally disabled within the meaning of section 22(e)(3) of the Internal Revenue Code (“Disabled”) prior to the forfeiture of the shares of Restricted Stock under Paragraph 5, all shares of Restricted Stock that are not then Vested shall become Vested as of the date of Participant's death or becoming Disabled.

5.    Forfeiture. All shares of Restricted Stock that are not then Vested shall be forfeited if Participant's service on the Board terminates prior to the date such shares become Vested in accordance with paragraphs 3 and 4 above.

6.    Custody of Certificates. Custody of stock certificates evidencing the Restricted Stock shall be retained by the Company so long as the Restricted Stock is not Vested. The Company shall deliver to Participant the stock certificates evidencing the Common Stock as soon as practicable after the Restricted Stock becomes Vested.

7.    Stock Power. Participant shall deliver to the Company a stock power, endorsed in blank, with respect to the Restricted Stock. The Company shall use the stock power to cancel any shares of Restricted Stock that do not become Vested. The Company shall return the stock power to Participant with respect to any shares of Restricted Stock that become Vested.

8.    Stockholder Rights. Participant will have the right to receive dividends on and to vote the Restricted Stock.

9.    Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof or the Plan may entitle Participant to a fractional share, such fraction shall be disregarded.

10.    Withholding Taxes. If the Company shall be required to withhold any United States federal, state, local or foreign income, social or other tax in connection with the Vesting of the Award, Participant shall pay the tax or make provisions that are satisfactory to the Company for the payment thereof.

11.    No Right to Continued Service. This Agreement does not confer upon Participant any right with respect to continued service on the Board.

12.    Change in Capital Structure. In accordance with the terms of the Plan, the terms of this award shall be adjusted as the Compensation Committee of the Company (the “Committee”) determines is equitably required in the event (a) the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares, or (b) there occurs any other event which, in the judgment of the Committee necessitates such action.

13.    Governing Law, Personal Jurisdiction and Service. This Agreement shall be governed by, and interpreted in accordance with the internal substantive laws of the State of Delaware, without giving effect to the principles of conflicts of law.  Each party hereto irrevocably submits itself to the exclusive personal jurisdiction of the Federal and State courts sitting in the State of Delaware, and hereby waives any claims it may have as to inconvenient forum.  Each party hereto also agrees that service of process may be achieved by any form of mail addressed to the party to be served and requiring a signed receipt, at the address provided in Section 14 of this Agreement or to the address provided to the Company or its subsidiary.

14.    Notice. Any notice or other communication given pursuant to this Agreement shall be in writing and shall be personally delivered or mailed by United States registered or certified mail, postage prepaid, return receipt requested, to the following addresses:

If to the Company:        NII Holdings, Inc.
1875 Explorer Street, Suite 1000
Reston, VA 20190
Attn: Gary D. Begeman, Executive Vice President, General Counsel and Secretary

If to Participant:        _______________________________________

_______________________________________

_______________________________________

Any such notice shall be deemed to have been given (a) on the date of postmark, in the case of notice by mail, or (b) on the date of delivery, if delivered in person.

15.    Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the date of grant and the provisions of this Agreement, the provisions of the Plan shall govern. All reference herein to the Plan shall mean the Plan as in effect on the Award Date.

16.    Participant Bound by Plan. Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

17.    Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Participant and the successors of the Company.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed on its behalf as of the 24th day of April, 2012, and the Participant has affixed his signature hereto.

NII HOLDINGS, INC.

By /s/ Gary D. Begeman_________
Gary D. Begeman
Executive Vice President,
General Counsel and Secretary

PARTICIPANT

_______________________
[DIRECTOR NAME]

DATED: ________________